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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

Date of Report: September 22, 1997

                           COVENTRY INDUSTRIES CORP.
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            (Exact name of registrant as specified in its charter)

  FLORIDA                          000-22653                   65-0353816
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(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                  Identification
incorporation)                                                        Number)

                          7777 Glades Road, Suite 211
                             Boca Raton, Fl 33434
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                  (Address of executive offices and Zip Code)

Registrant's telephone number, including area code: 561-488-4802 not applicable
                                --------------
         (Former name or former address, if changed since last report)




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The Registration hereby amends its Report on Form 8-K as filed with the
Securities and Exchange Commission on September 22, 1997 as follows:

Item 2.           Acquisition or Disposition of Assets.

         The calculation of the consideration paid by the Company in the acquisition of LPS was equal to approximately 32% of the then current annualized revenues of LPS of approximately $3 million. Management of the Company made the determination as to the consideration to be paid based upon their internal analysis of LPS. Pursuant to the terms of the agreement for the acquisition of LPS, the sellers are required to deliver to the Company a fairness opinion as to the amount of consideration tendered by the Company in the share for share exchange. In the event such fairness opinion does not support the exchange ratio, such exchange ratio shall be adjusted by mutual agreement between the parties.

         In August 1997 LPS purchased the assets out of bankruptcy of Kedac, Inc., an unaffiliated third party, which such assets consisted for substantially all of the existing operating assets, accounts receivable, furniture and equipment and general intangibles, including the trade name "Lantana Peat & Soil" for a total consideration of $190,000 in cash and the assumption of $750,000 of notes with a financial institution. As set forth in
Item 1. Description of Business, in September 1997 the Company purchased 100% of the issued and outstanding stock of LPS from its shareholders, who includes Mrs. Hausman and Mrs. Rutstein, in exchange for 270,000 shares of the Company's restricted Common Stock in a private transaction exempt from registration under the Act in reliance on Section 4(2) thereof. The fair value of the assets acquired differed from the approved assets in the bankruptcy court of approximately $419,000 (liquidation value) in that the existing plant and equipment was valued at approximately $100,000 over book value. The additional difference was an increase in the amount of inventory from the time of the bankruptcy approval and the actual acquisition date of the assets by the Company. The liabilities assumed differ from the assumed liabilities in the bankruptcy in that all of the assumed liabilities were exchange for the Company's Series F 7% Cumulative Non-Participating Preferred Stock and the $390,000 of liabilities were liabilities that were part of LPS Acquisition Corp. and not Kedac.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 1998                       By: /s/ Robert Hausman
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                                                 Robert Hausman,
                                                 President

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